UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 22, 2015
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH 43240 and Im Langacher 44 CH-8606 Greifensee, Switzerland
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2015, the Board of Directors of Mettler-Toledo International Inc. (the “Company”) announced the appointment of Ms. Connie Harvey as a director of the Company, effective July 29, 2015, and determined Ms. Harvey qualifies as an “independent director” for purposes of the New York Stock Exchange listing standards.

Ms. Harvey’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on March 16, 2015. There are no arrangements or understandings between Ms. Harvey and any other persons pursuant to which Ms. Harvey was selected as a director, and there are no transactions in which Ms. Harvey has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Harvey has not been named to any committee of the Company’s Board of Directors.

On May 22, 2015 the Company issued a press release announcing Ms. Harvey's appointment. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press release, dated May 22, 2015, issued by Mettler-Toledo International Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.
Dated:	May 22, 2015	By:	/s/ James T. Bellerjeau
James T. Bellerjeau
General Counsel

Exhibit Index

Exhibit No.    Description

99.1	Press release, dated May 22, 2015, issued by Mettler-Toledo International Inc.